Grace News
Media Relations Rich Badmington +1 410.531.4370 rich.badmington@grace.com	Investor Relations Jeremy Rohen +1 410.531.8234 jeremy.rohen@grace.com

Grace Reports Second Quarter 2019 Results; Revises Full-Year Outlook

Second Quarter 2019 Highlights (all results based on year-over-year comparison unless otherwise noted)

•	Net sales up 5.7%, up 8.0% on constant currency, driven by higher sales volumes and improved pricing

•	Diluted EPS of $1.14, up $0.56 or 96.6%

•	Adjusted EPS of $1.16, up $0.09 or 8.4%

•	Full-year 2019 earnings outlook revised down approximately 3% to reflect the impact of discrete items, primarily affecting 3Q19
COLUMBIA, Md., - July 25, 2019 - W. R. Grace & Co. (NYSE: GRA) today announced financial results for the second quarter of 2019, summarized in the table below, and revised its full-year 2019 outlook.

Summary Financial Results - Total Grace
(In $ millions, except per share amounts)	2Q19	2Q18	Change
Net sales	$513.6	$485.7	5.7%
Net sales, constant currency[1]			8.0%
Net income	76.2	38.8	96.4%

Adjusted EBIT[1]	126.7	119.5	6.0%
Adjusted EBIT margin[1]	24.7%	24.6%	0.1 pts

Diluted EPS	$1.14	$0.58	96.6%
Adjusted EPS[1]	$1.16	$1.07	8.4%
Dividends per share	$0.27	$0.24	12.5%

	YTD 2019	YTD 2018	Change
Net cash provided by operating activities	144.9	119.0	21.8%
Adjusted Free Cash Flow[1]	68.1	110.1	(38.1)%

	TTM 2Q19	TTM 2Q18	Change
Return on Equity	48.1%	2.3%	45.8 pts
Adjusted EBIT ROIC[1]	20.3%	20.3%	-
[1] See Analysis of Operations and Notes for information on Non-GAAP financial measures.

•	Second quarter sales of $513.6 million increased 5.7%, up 8.0% on constant currency. Sales growth was driven by higher sales volumes (+5.3%) and improved pricing (+2.7%).

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•	Net income of $76.2 million was up 96.4% and Diluted EPS of $1.14 was up 96.6%, primarily due to higher operating income from Catalysts Technologies and lower restructuring and repositioning expenses.

•
Adjusted EBIT of $126.7 million was up 6.0% and Adjusted EPS of $1.16 was up 8.4%, primarily due to higher gross profit and lower operating expenses, partially offset by higher manufacturing costs and lower income from our ART joint venture.

Delivering on Our Strategic Initiatives
"Our team delivered a solid quarter of sales and earnings growth," said Hudson La Force, Grace’s President and Chief Executive Officer. "I'm disappointed that recent events are impacting our second half earnings, but they do not change the fundamental earnings power of our businesses. I remain confident that our commercial excellence and operating excellence initiatives will continue to pay off and that our growth investments position us well for the future."
Grace's strategic framework for profitable growth includes four elements:

•	Invest to accelerate growth and extend our competitive advantages

•	Invest in great people to strengthen our high-performance culture

•	Execute the Grace Value Model to drive operating excellence

•	Acquire to build our technology and manufacturing capabilities for our customers

Second Quarter Segment Performance
Catalysts Technologies
Catalysts Technologies includes catalysts and additives for plastics, refinery, and other chemical process applications, as well as polypropylene process technology licensing.

Summary Financial Results - Catalysts Technologies
(In $ millions)	2Q19	2Q18	Change
Net sales	$395.7	$364.4	8.6%
Net sales, constant currency			10.1%
Gross margin	43.8%	43.5%	0.3 pts

Operating income	125.2	113.7	10.1%
Operating margin	31.6%	31.2%	0.4 pts

•
Second quarter sales of $395.7 million increased 8.6%, up 10.1% on constant currency. Organic sales growth continued to benefit from solid demand with higher sales volumes (+7.1%) and improved pricing (+3.0%). FCC catalysts pricing improved over 200 bps for the trailing twelve months.

•	Gross margin of 43.8% was up 30 bps. Inflation on raw materials and energy costs was 80 bps.

•
Operating income of $125.2 million increased $11.5 million, or 10.1%, driven by higher gross profit, partially offset by $2.2 million of lower income from our ART joint venture. Operating margin of 31.6% was up 40 bps.

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Materials Technologies
Materials Technologies includes specialty materials, including silica-based and silica-alumina-based materials, for consumer/pharma, chemical process and coatings applications.

Summary Financial Results - Materials Technologies
(In $ millions)	2Q19	2Q18	Change
Net sales	$117.9	$121.3	(2.8)%
Net sales, constant currency			2.0%
Gross margin	36.2%	39.9%	(3.7) pts

Operating income	24.1	29.6	(18.6)%
Operating margin	20.4%	24.4%	(4.0) pts

•
Second quarter sales of $117.9 million decreased 2.8%, against a tough comparison with 2Q18. On a constant currency basis, sales were up 2.0%, driven by improved pricing (+1.8%) and slightly higher sales volumes (+0.2%). Solid demand in Consumer/Pharma partially offset softness in Coatings end markets, primarily in China.

•
Gross margin of 36.2% decreased 370 bps from a record 2Q18. The decline in gross margin included 130 bps of higher operating costs directly related to a significant manufacturing disruption to one of our silicas plants, including costs to address the issue and higher costs incurred to supply customers; operations are now fully restored. Inflation on raw materials and energy costs was 80 bps.

•
Operating income of $24.1 million was down $5.5 million, or 18.6%, and operating margin of 20.4% was down 400 bps, both impacted by lower gross profit. Sequentially, both operating income and operating margin were up 40 bps from 1Q19.

Other Developments
Discrete Items Impacting Third Quarter and Full-Year Results

•	The following information relates to the expected impact on our third quarter and full year results of certain discrete items:

–	A North American FCC catalysts customer filed for bankruptcy protection and announced it will not resume refinery operations following an explosion and fire in their refinery;

–	An equipment failure resulted in a significant disruption to one of our silicas manufacturing plants; operations are now fully restored; and

–
An expected inventory correction in the second half of the year related to a Specialty Catalysts customer that informed us they are temporarily reducing their production as a result of the slowdown in global automotive production.

–	These items are expected to reduce full-year sales by approximately 2%, and earnings by approximately $29 million.

•
Including the benefit of cost reduction actions and insurance recoveries, full-year earnings are expected to be lower by $15 to $17 million. Most of the adverse effects of these impacts will affect 3Q19 results, while most of the cost reduction actions and insurance recoveries will benefit 4Q19.

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•	For full-year 2019, we expect sales to be up 4% to 5%, Adjusted EBIT in the range of $475 to $483 million (up 4% to 6%), and Adjusted EPS in the range of $4.35 to $4.43 (up 5% to 7%).
(Note: We are unable to estimate the annual mark-to-market pension adjustment or future net income or diluted EPS.)
Acquisition of Rive Technology, Inc.

•
On June 17, 2019, we completed the acquisition of the business and assets of Rive Technology, Inc. Rive's unique zeolite technology improves the performance of traditional FCC catalysts, especially in petrochemical feedstock applications. The patented technology allows Grace to offer our customers greater flexibility in converting crude oil to petrochemical feedstocks, further reinforcing the commitment to our long-term crude to chemicals strategy.

Idled Methanol-to-Olefins Manufacturing Operation

•
During the quarter, we completed a strategic review of our Refining Technologies methanol-to-olefins (MTO) business in China. Given the competitive dynamics and reduced, long-term economic outlook for the market, we idled our MTO manufacturing facility in June.

Capital Allocation

•
Capital investments: Year to date, we invested $101.5 million to support growth, operating excellence and other priorities. For 2019, we continue to expect to invest $200-$210 million as part of our previously outlined, multi-year investment program to accelerate growth, extend our competitive advantages and drive operating excellence.

•
Share repurchase program: In 2Q19, we repurchased $25.0 million of common stock, or 339,909 shares, at an average per share price of $73.46. Year to date, we repurchased $29.8 million of common stock, or 409,769 shares, at an average per share price of $72.60.

•	Dividend: In 2Q19, we paid $18.2 million in cash dividends to shareholders. Year to date, we returned $36.6 million to shareholders in cash dividends.

Full-Year 2019 Outlook
Based on recent events, as outlined in Other Developments above, we are reducing our full-year 2019 outlook, which is presented in the table below.

Full-Year 2019 Outlook
2019 Outlook
(In $ millions, except per share amounts)	Previous Outlook (as of 4/25/19)	YoY	Updated Outlook (as of 7/25/19)	YoY
Sales growth (total)	6% - 7%		4% - 5%
Adjusted EBIT	490 - 500	7% - 9%	475 - 483	4% - 6%
Adjusted EPS	$4.53 - $4.62	10% - 12%	$4.35 - $4.43	5% - 7%
Adjusted Free Cash Flow	235 - 250		235 - 250
Note: We are unable to estimate the annual mark-to-market pension adjustment or future net income or diluted EPS. See Analysis of Operations and Notes for information on Non-GAAP financial measures.

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Investor Call
We will discuss these results during an investor conference call and webcast today starting at 9:00 a.m. ET. To access the call and webcast, interested participants should go to the Investors portion of our website, www.grace.com, and click on the webcast link.
Those without access to the internet can participate by dialing +1 844.515.9173 (U.S.) or +1 574.990.9421 (International). The participant passcode is 3277809. Investors are advised to dial into the call at least 10 minutes early in order to register.
An audio replay will be available after 1:00 p.m. ET on July 25. For one week, the replay will be accessible by dialing +1 855.859.2056 (U.S.) or +1 404.537.3406 (International) and entering the participant passcode 3277809. The webcast replay or transcript will be available for one year on the company's website.
***
About Grace
Built on talent, technology, and trust, Grace is a leading global supplier of catalysts and engineered materials. The company’s two industry-leading business segments—Catalysts Technologies and Materials Technologies—provide innovative products, technologies, and services that enhance the products and processes of our customers around the world. With approximately 3,900 employees, Grace operates and/or sells to customers in over 70 countries. More information about Grace is available at grace.com.
Forward-Looking Statements
This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, Grace claims the protections of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Like other businesses, Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to differ materially from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions; the costs and availability of raw materials, energy and transportation; the effectiveness of its research and development and growth investments; acquisitions and divestitures of assets and businesses; developments affecting Grace’s outstanding indebtedness; developments affecting Grace's pension obligations; legacy matters (including product, environmental, and other legacy liabilities) relating to past activities of Grace; its legal and environmental proceedings; environmental compliance costs; the inability to establish or maintain certain business relationships; the inability to hire or retain key personnel; natural disasters such as storms and floods; fires and force majeure events; changes in tax laws and regulations; international trade disputes, tariffs, and sanctions; the potential effects of cyberattacks; and those additional factors set forth in Grace's most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the internet at www.sec.gov. Reported results should not be considered as an indication of future performance. Readers are cautioned not to place undue reliance on Grace's projections and forward-looking statements, which speak only as of the dates those projections and statements are made. Grace undertakes no obligation to release publicly any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

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W. R. Grace & Co. and Subsidiaries
Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts)	2019	2018	2019	2018
Net sales	$513.6	$485.7	$983.1	$917.2
Cost of goods sold	304.2	287.0	585.1	549.0
Gross profit	209.4	198.7	398.0	368.2
Selling, general and administrative expenses	76.3	80.4	149.5	148.8
Research and development expenses	16.3	16.1	33.3	30.8
Costs related to legacy matters	1.5	2.2	48.4	4.2
Equity in earnings of unconsolidated affiliate	(6.0)	(8.2)	(10.1)	(13.6)
Restructuring and repositioning expenses	6.4	18.8	8.7	24.4
Interest expense and related financing costs	19.6	19.9	39.6	39.2
Other (income) expense, net	0.1	5.9	(2.1)	2.6
Total costs and expenses	114.2	135.1	267.3	236.4
Income (loss) before income taxes	95.2	63.6	130.7	131.8
(Provision for) benefit from income taxes	(18.8)	(25.0)	(29.7)	(49.8)
Net income (loss)	76.4	38.6	101.0	82.0
Less: Net (income) loss attributable to noncontrolling interests	(0.2)	0.2	(0.1)	0.4
Net income (loss) attributable to W. R. Grace & Co. shareholders	$76.2	$38.8	$100.9	$82.4
Earnings Per Share Attributable to W. R. Grace & Co. Shareholders
Basic earnings per share:
Net income (loss)	$1.14	$0.58	$1.51	$1.22
Weighted average number of basic shares	66.8	67.3	66.8	67.4
Diluted earnings per share:
Net income (loss)	$1.14	$0.58	$1.51	$1.22
Weighted average number of diluted shares	67.0	67.4	66.9	67.5
Dividends per common share	$0.27	$0.24	$0.54	$0.48

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Consolidated Statements of Cash Flows (unaudited)

	Six Months Ended June 30,
(In millions)	2019	2018
OPERATING ACTIVITIES
Net income (loss)	$101.0	$82.0
Reconciliation to net cash provided by (used for) operating activities:
Depreciation and amortization	49.8	50.9
Equity in earnings of unconsolidated affiliate	(10.1)	(13.6)
Costs related to legacy matters	48.4	4.2
Cash paid for legacy matters	(7.8)	(12.6)
Provision for income taxes	29.7	49.8
Cash paid for income taxes	(20.3)	(16.7)
Income tax refunds received	7.1	0.1
Loss on early extinguishment of debt	—	4.8
Interest expense and related financing costs	39.6	39.2
Cash paid for interest	(37.9)	(39.6)
Defined benefit pension expense	9.4	7.8
Cash paid under defined benefit pension arrangements	(8.0)	(57.9)
Changes in assets and liabilities, excluding effect of currency translation and acquisitions:
Trade accounts receivable	(24.2)	14.8
Inventories	(37.4)	(50.8)
Accounts payable	13.1	34.0
All other items, net	(7.5)	22.6
Net cash provided by (used for) operating activities	144.9	119.0
INVESTING ACTIVITIES
Cash paid for capital expenditures	(101.5)	(90.8)
Business acquired, net of cash acquired	(22.8)	(420.9)
Other investing activities, net	(3.0)	12.7
Net cash provided by (used for) investing activities	(127.3)	(499.0)
FINANCING ACTIVITIES
Borrowings under credit arrangements	6.9	983.2
Repayments under credit arrangements	(12.3)	(541.8)
Cash paid for repurchases of common stock	(29.8)	(49.8)
Cash paid for debt financing costs	—	(11.8)
Proceeds from exercise of stock options	18.0	6.4
Dividends paid to shareholders	(36.6)	(32.4)
Other financing activities, net	(4.9)	(3.5)
Net cash provided by (used for) financing activities	(58.7)	350.3
Effect of currency exchange rate changes on cash and cash equivalents	—	(1.0)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(41.1)	(30.7)
Cash, cash equivalents, and restricted cash beginning of period	201.0	163.5
Cash, cash equivalents, and restricted cash, end of period	$159.9	$132.8

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Consolidated Balance Sheets (unaudited)

(In millions, except par value and shares)	June 30, 2019	December 31, 2018
ASSETS
Current Assets
Cash and cash equivalents	$159.5	$200.5
Restricted cash and cash equivalents	0.4	0.5
Trade accounts receivable, less allowance of $12.3 (2018—$11.6)	310.0	288.5
Inventories	318.2	281.1
Other current assets	219.6	86.7
Total Current Assets	1,007.7	857.3
Properties and equipment, net of accumulated depreciation and amortization of $1,487.8 (2018—$1,482.8)	1,076.7	1,011.7
Goodwill	557.9	540.4
Technology and other intangible assets, net	353.9	356.5
Deferred income taxes	520.1	529.4
Investment in unconsolidated affiliate	165.7	156.1
Other assets	44.5	113.9
Total Assets	$3,726.5	$3,565.3
LIABILITIES AND EQUITY
Current Liabilities
Debt payable within one year	$23.0	$22.3
Accounts payable	270.3	248.6
Other current liabilities	386.2	243.5
Total Current Liabilities	679.5	514.4
Debt payable after one year	1,960.0	1,961.0
Unfunded defined benefit pension plans	365.8	366.0
Underfunded defined benefit pension plans	68.1	67.1
Other liabilities	265.8	319.8
Total Liabilities	3,339.2	3,228.3
Equity
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 66,719,142 (2018—66,792,968)	0.7	0.7
Paid-in capital	469.3	481.1
Retained earnings	741.3	676.7
Treasury stock, at cost: shares: 10,737,491 (2018—10,663,659)	(893.7)	(895.5)
Accumulated other comprehensive income (loss)	63.5	67.9
Total W. R. Grace & Co. Shareholders’ Equity	381.1	330.9
Noncontrolling interests	6.2	6.1
Total Equity	387.3	337.0
Total Liabilities and Equity	$3,726.5	$3,565.3

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(In millions, except per share amounts)	2019	2018	% Change	2019	2018	% Change
Net sales:
Catalysts Technologies	$395.7	$364.4	8.6%	$745.4	$680.2	9.6%
Materials Technologies	117.9	121.3	(2.8)%	237.7	237.0	0.3%
Total Grace net sales	$513.6	$485.7	5.7%	$983.1	$917.2	7.2%
Net sales by region:
North America	$155.9	$147.4	5.8%	$300.4	$273.4	9.9%
Europe Middle East Africa	214.1	185.4	15.5%	408.7	364.1	12.2%
Asia Pacific	118.7	124.1	(4.4)%	227.9	224.3	1.6%
Latin America	24.9	28.8	(13.5)%	46.1	55.4	(16.8)%
Total net sales by region	$513.6	$485.7	5.7%	$983.1	$917.2	7.2%
Performance measures:
Adjusted EBIT(A)(B):
Catalysts Technologies segment operating income	$125.2	$113.7	10.1%	$226.6	$205.8	10.1%
Materials Technologies segment operating income	24.1	29.6	(18.6)%	48.1	53.7	(10.4)%
Corporate costs	(18.0)	(19.8)	9.1%	(34.2)	(36.4)	6.0%
Certain pension costs(C)	(4.6)	(4.0)	(15.0)%	(9.4)	(7.8)	(20.5)%
Adjusted EBIT	126.7	119.5	6.0%	231.1	215.3	7.3%
Costs related to legacy matters	(1.5)	(2.2)		(48.4)	(4.2)
Restructuring and repositioning expenses	(6.4)	(18.8)		(8.7)	(24.4)
Write-off of MTO inventory	(3.6)	—		(3.6)	—
Third-party acquisition-related costs	(1.0)	(5.8)		(1.3)	(6.7)
Amortization of acquired inventory fair value adjustment	—	(4.6)		—	(4.6)
Loss on early extinguishment of debt	—	(4.8)		—	(4.8)
Interest expense, net	(19.2)	(19.5)	1.5%	(38.5)	(38.4)	(0.3)%
(Provision for) benefit from income taxes	(18.8)	(25.0)	24.8%	(29.7)	(49.8)	40.4%
Income (loss) attributable to W. R. Grace & Co. shareholders	$76.2	$38.8	96.4%	$100.9	$82.4	22.5%
Diluted EPS	$1.14	$0.58	96.6%	$1.51	$1.22	23.8%
Adjusted EPS(A)	$1.16	$1.07	8.4%	$2.09	$1.89	10.6%

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited) (continued)

	Three Months Ended June 30,			Six Months Ended June 30,
(In millions)	2019	2018	% Change	2019	2018	% Change
Adjusted profitability performance measures(A)(B)(C):
Gross Margin:
Catalysts Technologies	43.8%	43.5%	0.3 pts	43.2%	42.5%	0.7 pts
Materials Technologies	36.2%	39.9%	(3.7) pts	36.3%	38.2%	(1.9) pts
Adjusted Gross Margin	42.1%	42.6%	(0.5) pts	41.5%	41.4%	0.1 pts
Amortization of acquired inventory fair value adjustment	—%	(1.0)%	1.0 pts	—%	(0.5)%	0.5 pts
Write-off of MTO inventory	(0.7)%	—%	(0.7) pts	(0.4)%	—%	(0.4) pts
Pension costs in cost of goods sold	(0.6)%	(0.7)%	0.1 pts	(0.6)%	(0.8)%	0.2 pts
Total Grace	40.8%	40.9%	(0.1) pts	40.5%	40.1%	0.4 pts
Adjusted EBIT:
Catalysts Technologies	$125.2	$113.7	10.1%	$226.6	$205.8	10.1%
Materials Technologies	24.1	29.6	(18.6)%	48.1	53.7	(10.4)%
Corporate, pension, and other	(22.6)	(23.8)	5.0%	(43.6)	(44.2)	1.4%
Total Grace	126.7	119.5	6.0%	231.1	215.3	7.3%
Depreciation and amortization:
Catalysts Technologies	$20.2	$21.3	(5.2)%	$40.7	$40.7	—%
Materials Technologies	3.6	3.7	(2.7)%	7.1	8.4	(15.5)%
Corporate	1.1	0.9	22.2%	2.0	1.8	11.1%
Total Grace	24.9	25.9	(3.9)%	49.8	50.9	(2.2)%
Adjusted EBITDA:
Catalysts Technologies	$145.4	$135.0	7.7%	$267.3	$246.5	8.4%
Materials Technologies	27.7	33.3	(16.8)%	55.2	62.1	(11.1)%
Corporate, pension, and other	(21.5)	(22.9)	6.1%	(41.6)	(42.4)	1.9%
Total Grace	151.6	145.4	4.3%	280.9	266.2	5.5%
Adjusted EBIT margin:
Catalysts Technologies	31.6%	31.2%	0.4 pts	30.4%	30.3%	0.1 pts
Materials Technologies	20.4%	24.4%	(4.0) pts	20.2%	22.7%	(2.5) pts
Total Grace	24.7%	24.6%	0.1 pts	23.5%	23.5%	0.0 pts
Adjusted EBITDA margin:
Catalysts Technologies	36.7%	37.0%	(0.3) pts	35.9%	36.2%	(0.3) pts
Materials Technologies	23.5%	27.5%	(4.0) pts	23.2%	26.2%	(3.0) pts
Total Grace	29.5%	29.9%	(0.4) pts	28.6%	29.0%	(0.4) pts

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited) (continued)

	Six Months Ended June 30,
(In millions)	2019	2018
Cash flow measure(A):
Net cash provided by (used for) operating activities	$144.9	$119.0
Cash paid for capital expenditures	(101.5)	(90.8)
Free Cash Flow	43.4	28.2
Cash paid for legacy matters	7.8	12.6
Cash paid for repositioning	10.0	11.2
Cash paid for third-party acquisition-related costs	0.6	3.0
Cash paid for restructuring	6.3	5.1
Accelerated defined benefit pension plan contributions	—	50.0
Adjusted Free Cash Flow	$68.1	$110.1

	Four Quarters Ended June 30,
(In millions)	2019	2018
Calculation of Adjusted EBIT Return On Invested Capital (trailing four quarters)(A):
Net income (loss) attributable to W. R. Grace & Co. shareholders	$186.1	$6.8
Adjusted EBIT	472.5	438.5

Total equity	387.3	294.9
Reconciliation to Invested Capital:
Total debt	1,983.0	1,986.6
Underfunded and unfunded defined benefit pension plans	433.9	452.2
Liabilities related to legacy matters	165.5	61.5
Cash, cash equivalents, and restricted cash	(159.9)	(132.8)
Income taxes, net	(502.1)	(515.5)
Other items	18.7	14.4
Adjusted Invested Capital	$2,326.4	$2,161.3

Return on Equity	48.1%	2.3%
Adjusted EBIT Return On Invested Capital	20.3%	20.3%

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited)

	Three Months Ended June 30,
	2019				2018
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Adjusted EPS:
Diluted earnings per share				$1.14				$0.58
Restructuring and repositioning expenses	$6.4	$1.1	$5.3	0.08	$18.8	$4.6	$14.2	0.21
Write-off of MTO inventory	3.6	—	3.6	0.05	—	—	—	—
Costs related to legacy matters	1.5	0.4	1.1	0.02	2.2	0.6	1.6	0.02
Third-party acquisition-related costs	1.0	0.3	0.7	0.01	5.8	1.3	4.5	0.07
Amortization of acquired inventory fair value adjustment	—	—	—	—	4.6	1.1	3.5	0.05
Loss on early extinguishment of debt	—	—	—	—	4.8	1.1	3.7	0.05
Income tax expense related to historical tax attributes(D)		(2.3)	2.3	0.03		(4.7)	4.7	0.07
Discrete tax items		11.3	(11.3)	(0.17)		(1.1)	1.1	0.02
Adjusted EPS(A)				$1.16				$1.07

	Six Months Ended June 30,
	2019				2018
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted earnings per share				$1.51				$1.22
Costs related to legacy matters	$48.4	$13.2	$35.2	0.53	$4.2	$1.0	$3.2	0.05
Restructuring and repositioning expenses	8.7	1.6	7.1	0.11	24.4	5.7	18.7	0.28
Write-off of MTO inventory	3.6	—	3.6	0.05	—	—	—	—
Third-party acquisition-related costs	1.3	0.4	0.9	0.01	6.7	1.6	5.1	0.08
Amortization of acquired inventory fair value adjustment	—	—	—	—	4.6	1.1	3.5	0.05
Loss on early extinguishment of debt	—	—	—	—	4.8	1.1	3.7	0.05
Income tax expense related to historical tax attributes(D)		(2.3)	2.3	0.03		(9.4)	9.4	0.14
Discrete tax items		10.3	(10.3)	(0.15)		(1.1)	1.1	0.02
Adjusted EPS				$2.09				$1.89

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Notes to the Financial Information

(A)
In the above, Grace presents financial information in accordance with U.S. generally accepted accounting principles (U.S. GAAP), as well as the non-GAAP financial information described below. Grace believes that this non-GAAP financial information provides useful supplemental information about the performance of its businesses, improves period-to-period comparability and provides clarity on the information management uses to evaluate the performance of its businesses. In the above charts, Grace has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered as a substitute for financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from those results should be evaluated carefully. Grace defines these non-GAAP financial measures as follows:

•
Adjusted EBIT means net income attributable to W. R. Grace & Co. shareholders adjusted for interest income and expense; income taxes; costs related to legacy matters; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; gains and losses on sales and exits of businesses, product lines, and certain other investments; third-party acquisition-related costs and the amortization of acquired inventory fair value adjustment; and certain other items that are not representative of underlying trends.

•	Adjusted EBITDA means Adjusted EBIT adjusted for depreciation and amortization.

•
Adjusted EBIT Return On Invested Capital means Adjusted EBIT (on a trailing four quarters basis) divided by equity adjusted for debt; underfunded and unfunded defined benefit pension plans; liabilities related to legacy matters; cash, cash equivalents, and restricted cash; net income tax assets; and certain other assets and liabilities.

•
Adjusted Gross Margin means gross margin adjusted for pension-related costs included in cost of goods sold, the amortization of acquired inventory fair value adjustment, and write-offs of inventory related to exits of businesses and product lines.

•
Adjusted EPS means diluted EPS adjusted for costs related to legacy matters; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; gains and losses on sales and exits of businesses, product lines, and certain other investments; third-party acquisition-related costs and the amortization of acquired inventory fair value adjustment; certain other items that are not representative of underlying trends; and certain discrete tax items and income tax expense related to historical tax attributes.

•
Adjusted Free Cash Flow means net cash provided by or used for operating activities minus capital expenditures plus cash flows related to legacy matters; cash paid for restructuring and repositioning; capital expenditures related to repositioning; cash paid for third-party acquisition-related costs; and accelerated payments under defined benefit pension arrangements.

•	Net Sales, constant currency means the period-over-period change in net sales calculated using the foreign currency exchange rates that were in effect during the previous comparable period.

•	Organic sales growth means the period-over-period change in net sales excluding the sales growth attributable to acquisitions.
“Legacy matters” include legacy (i) product, (ii) environmental, and (iii) other liabilities, relating to past activities of Grace.
Adjusted EBIT, Adjusted EBITDA, Adjusted EBIT Return On Invested Capital, Adjusted Gross Margin, Adjusted EPS, Adjusted Free Cash Flow, Net Sales, constant currency, and Organic sales growth do not purport to represent income or liquidity measures as defined under U.S. GAAP, and should not be considered as alternatives to such measures as an indicator of Grace's performance or liquidity.
Grace uses Adjusted EBIT as a performance measure in significant business decisions and in determining certain incentive compensation. Grace uses Adjusted EBIT as a performance measure because it provides improved period-to-period comparability for decision making and compensation purposes, and because it better measures the ongoing earnings results of its strategic and operating decisions by excluding the earnings effects of legacy matters; restructuring and repositioning activities; the effects of acquisitions; and certain other items that are not representative of underlying trends.

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Grace uses Adjusted EBITDA, Adjusted EBIT Return On Invested Capital, Adjusted Gross Margin, and Adjusted EPS as performance measures and may use these measures in determining certain incentive compensation. Grace uses Adjusted EBIT Return On Invested Capital in making operating and investment decisions and in balancing the growth and profitability of operations. Grace uses Net Sales, constant currency as a performance measure to compare current period financial performance to historical financial performance by excluding the impact of foreign currency exchange rate fluctuations that are not representative of underlying business trends and are largely outside of its control. Grace uses Organic sales growth to measure its businesses' sales performance, excluding the impacts of acquisitions.
Grace uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, and to provide a return of capital to shareholders. Grace also uses Adjusted Free Cash Flow as a performance measure in determining certain incentive compensation.
Adjusted EBIT, Adjusted EBITDA, Adjusted EBIT Return On Invested Capital, Adjusted Gross Margin, Adjusted EPS, Adjusted Free Cash Flow, Net Sales, constant currency, and Organic sales growth do not purport to represent income measures as defined under U.S. GAAP, and should not be used as alternatives to such measures as an indicator of Grace’s performance. These measures are provided to investors and others to improve the period-to-period comparability and peer-to-peer comparability of Grace’s financial results, and to ensure that investors and others understand the information Grace uses to evaluate the performance of its businesses. They distinguish the operating results of Grace's current business base from the costs of Grace's legacy matters; restructuring and repositioning activities; and certain other items. These measures may have material limitations due to the exclusion or inclusion of amounts that are included or excluded, respectively, in the most directly comparable measures calculated and presented in accordance with U.S. GAAP and thus investors and others should review carefully the financial results calculated in accordance with U.S. GAAP.
Adjusted EBIT has material limitations as an operating performance measure because it excludes costs related to legacy matters, and may exclude income and expenses from restructuring and repositioning activities, which historically have been material components of Grace’s net income. Adjusted EBITDA also has material limitations as an operating performance measure because it excludes the impact of depreciation and amortization expense. Grace’s business is substantially dependent on the successful deployment of capital, and depreciation and amortization expense is a necessary element of our costs. Grace compensates for the limitations of these measurements by using these indicators together with net income as measured under U.S. GAAP to present a complete analysis of our results of operations. Adjusted EBIT and Adjusted EBITDA should be evaluated together with net income and net income attributable to Grace shareholders, measured under U.S. GAAP, for a complete understanding of Grace’s results of operations.
Grace is unable without unreasonable efforts to estimate the annual mark-to-market pension adjustment or future net income or diluted EPS. Without the availability of this significant information, Grace is unable to provide reconciliations for certain forward-looking information set forth in the Outlook, above.

(B)	Grace's segment operating income includes only Grace's share of income from consolidated and unconsolidated joint ventures.

(C)
Certain pension costs include only ongoing costs recognized quarterly, which include service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits. Catalysts Technologies and Materials Technologies segment operating income and corporate costs do not include any amounts for pension expense. Other pension related costs including annual mark-to-market adjustments and actuarial gains and losses are excluded from Adjusted EBIT. These amounts are not used by management to evaluate the performance of Grace's businesses and significantly affect the peer-to-peer and period-to-period comparability of our financial results. Mark-to-market adjustments and actuarial gains and losses relate primarily to changes in financial market values and actuarial assumptions and are not directly related to the operation of Grace's businesses.

(D)
Grace's historical tax attribute carryforwards (net operating losses and tax credits) unfavorably affected its tax expense with respect to certain provisions of the Tax Cuts and Jobs Act of 2017. To normalize the effective tax rate, an adjustment was made to eliminate the tax expense impact associated with the historical tax attributes.

NM - Not Meaningful

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